UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 27, 2010

LianDi Clean Technology Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

000-52235 (Commission File Number)	75-2834498 (IRS Employer Identification No.)

4th Floor Tower B. Wanliuxingui Building,

No. 28 Wanquanzhuang Road, Haidian District, Beijing, 100089  China

(Address of principal executive offices and zip code)

(86) 010-5872-0171

(Registrant’s telephone number including area code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17  CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

LianDi Clean Technology Inc. (f/k/a Remediation Services, Inc.) (the “Company” or the “Registrant”) previously filed with the Securities and Exchange Commission on March 4, 2010, a Current Report on Form 8-K, in which the Company disclosed that it entered into and consummated a share exchange transaction on February 26, 2010, with China LianDi Clean Technology Engineering Ltd., a company organized under the laws of the British Virgin Islands (“China LianDi”), the shareholders of China LianDi and Reed Buley, the then principal stockholder of the Registrant (the “Share Exchange”).

In connection with the Share Exchange, there was a change in the majority of the members of the Board of Directors of the Company.  Mr. Buley, who was the sole member of the Company’s Board of Directors prior to the Share Exchange, tendered his resignation as a member of the Registrant’s Board of Directors to be effective on the tenth day after mailing of an Information Statement on Schedule 14f-1 to the Registrant’s stockholders (the “Effective Date”), and Mr. Jianzhong Zuo was appointed as a member of the Board of Directors.  Mr. Hirofumi Kotoi was nominated to serve as a director, with such nomination to be effective on the Effective Date. The Information Statement was mailed to stockholders on March 17, 2010 and the Effective Date was March 27, 2010.  As of the Effective Date, Mr. Buley’s resignation was effective, and the appointment of Mr. Kotoi to the Board of Directors was effective.

Mr. Kotoi is a Vice-President and Representative Director at SJI Inc. where he has worked since June 1990. From June 26, 2009 to December 11, 2009, Mr. Kotoi was  a member of the board of directors of ChinaNet Online Holdings, Inc. (OTCBB: CHNT).  He earned his master degree from Kyoto University and completed a Ph.D. course major in Computer science. He also studied at the University of Science and Technology of China. A Chinese native, he moved to Japan as a government funded overseas student in 1981.

Mr. Kotoi has no family relationships with any of the executive officers or directors of the Company.  There have been no transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which Mr. Kotoi had, or will have, a direct or indirect material interest.

Item 5.03   Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

On March 17, 2010, the Registrant caused to be formed a corporation under the laws of the State of Nevada called LianDi Clean Technology Inc. ("Merger Sub") and on the same day, acquired one hundred shares of Merger Sub's common stock for cash. As such, Merger Sub became a wholly-owned subsidiary of the Registrant.

Effective as of April 1, 2010, Merger Sub was merged with and into the Registrant. As a result of the merger, the Company’s corporate name was changed to “LianDi Clean Technology Inc.”  Prior to the merger, Merger Sub had no liabilities and nominal assets and, as a result of the merger, the separate existence of the Merger Sub ceased.  The Company was the surviving corporation in the merger and, except for the name change provided for in the Agreement and Plan of Merger, there was no change in the directors, officers, capital structure or business of the Company.

The Company, as the parent domestic Nevada corporation, owning at least 90 percent of the outstanding shares of Merger Sub, under Nevada law (NRS Section 92A.180) may merge Merger Sub into itself without stockholder approval and effectuate a name change without stockholder approval.

A copy of the Agreement and Plan of Merger and a copy of the Articles of Merger are incorporated herein by reference and filed as Exhibits 2.1 and 3.1, respectively, to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)        Exhibits:

No.	Description
2.1	Agreement and Plan of Merger
3.1	Articles of Merger

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 1, 2010	LIANDI CLEAN TECHNOLOGY INC.

	By:	/s/ Jianzhong Zuo
Name: Jianzhong Zuo
Title: Chief Executive Officer and President